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                                   Exhibit 4.3

Series 2002-2 Supplement, dated as of June 18, 2002, to the Amended and Restated Pooling and Servicing Agreement, dated as of May 1, 1998, as amended (incorporated herein by reference to the Form 8-K filed by the registrants on or about the date hereof).